Exhibit 10.3

AMENDED, RESTATED AND CONSOLIDATED PROMISSORY NOTE

$125,000,000.00	New York, New York September 26, 2017

FOR VALUE RECEIVED CWI OP, LP, a Delaware limited partnership, having an address at 50 Rockefeller Plaza, 2nd Floor, New York, NY 10020 (referred to herein as “Borrower”), as maker, hereby unconditionally promises to pay to the order of W. P. Carey Inc., a Maryland corporation, having an address at 50 Rockefeller Plaza, 2nd Floor, New York, NY 10020 (together with its successors and/or assigns, “Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of up to ONE HUNDRED TWENTY-FIVE MILLION AND NO/100 DOLLARS ($125,000,000.00), or so much thereof as is advanced, in lawful money of the United States of America, with interest thereon to be computed from the date of this Note at the Interest Rate, and to be paid in accordance with the terms of this Note and that certain Loan Agreement dated the date hereof between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

This Amended, Restated and Consolidated Promissory Note (this “Note”) amends, restates and supersedes that certain Note, dated as of March 23, 2017, which is attached hereto as Exhibit “A” (the “Old Note”), and is secured by, among other things, Pledge and Security Agreement, dated as of even date herewith given by Borrower to Lender (the “Pledge Agreement”), identifying this Note and the Loan Agreement as obligations secured thereby and encumbering the Collateral.

ARTICLE 1: PAYMENT TERMS
Borrower promises to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in Article 2 of the Loan Agreement and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.
ARTICLE 2: DEFAULT AND ACCELERATION
The Debt shall without notice become immediately due and payable at the option of Lender if any Event of Default occurs and is continuing under any Loan Document.
ARTICLE 3: LOAN DOCUMENTS
This Note is secured by the Pledge Agreement and the Loan Agreement. All of the terms, covenants and conditions contained in the Loan Agreement and the Pledge Agreement are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.
ARTICLE 4: SAVINGS CLAUSE
Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the

Maximum Legal Rate, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be applied in accordance with the terms of Section 2.6 of the Loan Agreement.
ARTICLE 5: NO ORAL CHANGE
This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
ARTICLE 6: WAIVERS
Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. Subject to the terms of the Loan Agreement, no release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower or any other Person who may become liable for the payment of all or any part of the Debt under this Note, the Loan Agreement or the other Loan Documents (except as expressly set forth in such alteration, amendment or waiver). No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership or limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals comprising the partnership or limited liability company, and the term “Borrower,” as used herein, shall include any alternate or successor partnership or limited liability company, but any predecessor partnership or limited liability company and their partners or members shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower,” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. Nothing in the foregoing sentence shall be construed as either (i) a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, limited liability company or corporation, which may be set forth in the Loan Agreement, the Pledge Agreement or any other Loan Document or (ii) a limitation on Borrower’s right to transfer its interests which is expressly permitted pursuant the Loan Agreement, the Pledge Agreement or any other Loan Document.
ARTICLE 7: TRANSFER
Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred. None of Borrower’s obligations pursuant to the Loan Documents shall be amended or modified as a result of such transfer.
ARTICLE 8: GOVERNING LAW
(A)    THIS NOTE WAS NEGOTIATED IN THE STATE OF NEW YORK AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(B)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT ________________ AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

ARTICLE 9: NOTICES
All notices or other written communications hereunder shall be delivered in accordance with the Loan Agreement.
ARTICLE 10: STATE-SPECIFIC PROVISIONS
Section 10.1.    PRINCIPLES OF CONSTRUCTION. In the event of any inconsistencies between the terms and conditions of this Article 10 and the other terms and conditions of this Note, the terms and conditions of this Article 10 shall control and be binding.
Section 10.2.    NEW YORK – SPECIFIC PROVISIONS
THIS NOTE, TOGETHER WITH THE LOAN AGREEMENT AMENDS AND RESTATES THE OLD NOTE IN THE AGGREGATE PRINCIPAL SUM OF UP TO ONE HUNDRED TWENTY-FIVE MILLION AND NO/100 DOLLARS ($125,000,000.00). THE AGGREGATE OUTSTANDING PRINCIPAL BALANCE OF THE OLD NOTE AS OF THE DATE HEREOF IS TWENTY TWO MILLION EIGHT HUNDRED THIRTY FIVE THOUSAND FOUR HUNDRED THIRTY ONE and 17/100 DOLLARS ($22,835,431.17). THE PRINCIPAL BALANCE IS BEING INCREASED BY ONE HUNDRED TWO MILLION ONE HUNDRED SIXTY FOUR THOUSAND FIVE HUNDRED SIXTY EIGHT AND 83/100 DOLLARS (102,164,568.83).
The Old Note is hereby modified, extended and restated by this Note so that hereafter it shall constitute in law but one note, subject to the terms of the Loan Agreement, evidencing the aggregate principal amount of up to ONE HUNDRED TWENTY-FIVE MILLION AND NO/100 DOLLARS ($125,000,000.00). The terms and provisions of the Old Note are hereby modified, extended and restated in their entirety upon the terms and conditions set forth herein and in the Loan Agreement.
Borrower hereby renews and extends its covenant and agreement to pay the indebtedness evidenced by the Old Note, as amended, extended and restated in its entirety pursuant to this Note, and Borrower hereby renews and extends its covenant and agreement to perform, comply with and be bound by each and every term and provisions of the Old Note, as amended, extended and restated in their entirety by the terms of this Note and the Loan Agreement.
Borrower confirms and agrees that this Note is, and shall continue to be, secured by the Pledge Agreement.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER:

CWI OP, LP

By:	Carey Watermark Investors Incorporated,
its general partner

By:	/s/ Michael Medzigian
Name: Michael Medzigian
Title: Chief Executive Officer

[Signature Page to Promissory Note]

AFFIDAVIT OF LOST NOTE

STATE OF NEW YORK }
}ss.
COUNTY OF NEW YORK }

The undersigned, Toni Ann Sanzone, as Chief Financial Officer, and in such capacity only, of W. P. Carey Inc., a Maryland Corporation ("Lender"), with offices at c/o W. P. Carey Inc., 50 Rockefeller Plaza, 2nd Floor, New York, NY 10020, being duly sworn deposes and says:

1.
That the Lender is the presently the owner of that certain Note dated as of March 23, 2017, made by Borrower to the order of Lender, in the amount of $22,835,431.17 (the "Lost Note"), a copy of which is attached hereto as Exhibit A.

2.	That the Lender, after having conducted a diligent investigation of its records and files, has been unable to locate the original Lost Note secured by the Mortgage.

3.
That the indebtedness evidenced by the Lost Note has not been satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated or otherwise disposed of by the Lender, and that the Lost Note has either been lost, misplaced, misfiled, or destroyed.

LENDER:

W. P. Carey Inc., a Maryland corporation

By:	/s/ Toni Ann Sanzone
Name: Toni Ann Sanzone
Title: Chief Financial Officer

THE STATE OF NEW YORK §
§
COUNTY OF NEW YORK §

This affidavit was acknowledged before me on the 26th day of September 2017, by Toni Sanzonne, the Chief Financial Officer of W. P. Carey Inc.

/s/ Gillian Richards-Deshong
Notary Public

EXHIBIT A

[Attached]

NOTE

$22,835,431.17 U.S. Dollars	New York, New York March 23, 2017

FOR VALUE RECEIVED, CWI OP, LP, a Delaware limited partnership (“Borrower”), promises to pay to the order of W. P. Carey Inc., a Maryland corporation (“Lender”), at its principal place of business located at, 50 Rockefeller Plaza, Second Floor, New York, New York 10020, the principal sum of Twenty-Two Million Eight-Hundred Thirty-Five Thousand Four-Hundred Thirty-One and 17/100 Dollars ($22,835,431.17), together with interest on the unpaid balance of the principal sum hereof at a rate of interest equal to a rate of interest equal to the “Applicable Rate” for a Eurocurrency Rate Loan (for the avoidance of doubt, as of the date of this Note, such rate is LIBOR + 100 basis points) as those terms are defined in that certain Third Amended and Restated Credit Agreement, dated as of February 22, 2017 (as amended, the “Credit Agreement”), by and among Lender, as borrower, certain subsidiaries of Lender identified therein, from time to time as Guarantors, the lenders from time to time party thereto, and Bank of America, N.A. as administrative agent. Interest shall be calculated in the same manner as set forth in the Credit Agreement for each applicable rate set forth herein and without regard to whether sums remain outstanding under the Credit Agreement.

The unpaid principal balance of this Note and accrued interest thereon shall be immediately due and payable, without further notice, on March 22, 2018. Lender will notify Borrower of LIBOR and any LIBOR resets and interest due each Interest Period.

Borrower may at any time prepay in whole or in part without penalty or premium the unpaid principal balance of this Note, EXCEPT THAT, if any payment or prepayment of principal would result in additional costs or charges (break costs or otherwise) if such amounts were paid or prepaid under the Credit Agreement, Borrower shall, upon demand, also pay to Lender such additional costs or charges.

Except as otherwise expressly provided herein, Borrower, all endorsers and all other persons liable or to become liable on this Note, if any, waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, without in any way affecting the liability of any party to this Note or any person liable or to become liable with respect to any indebtedness evidenced hereby.

In addition to the repayment of the principal and interest due hereunder, Borrower shall reimburse Lender for all of its costs and expenses, including, without limitation, attorney’s fees, bank fees, points or commissions, incurred by Lender in acquiring and repaying the funds to make this loan through a draw against its line of credit and/or in enforcing its rights hereunder; it being the intent of Borrower and Lender that provision of this Note to Borrower shall be at absolutely no cost to Lender.

[EXHIBIT A TO PROMISSORY NOTE]

If any provision of this Note is invalid or unenforceable, the other provisions of this Note shall remain in full force and effect, and the invalidity of any provision hereof shall not affect the validity or enforceability of any other provision of this Note.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

This Note shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed as of the date first written hereinabove.

CWI OP, LP, a Delaware limited partnership

By Carey Watermark Investors Incorporated, its general partner

By:	/s/ Mark Foresi
Name: Mark Foresi
Title: Treasurer

[EXHIBIT A TO PROMISSORY NOTE]